Calculation of Filing Fee Tables
F-3
Pharvaris N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par euro0.12 per share ("Ordinary Shares")	Other	500,000	$ 24.54	$ 12,270,000.00	0.0001531	$ 1,879.00
Fees Previously Paid	2	Equity	Ordinary Shares	Other	5,545,155	$ 24.025	$ 133,222,349.00		$ 19,664.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 145,492,349.00		$ 21,543.00
			Total Fees Previously Paid:						$ 19,664.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,879.00
Offering Note
[1]	Represents additional Ordinary Shares to be offered and sold by the selling securityholder or its permitted transferees (collectively, the "selling securityholders") consisting of 500,000 Ordinary Shares of Pharvaris N.V. (the "Company"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Ordinary Shares on September 18, 2025, as reported on the Nasdaq Global Select Market.

[2]	Represents Ordinary Shares to be offered and sold by the selling securityholders consisting of 5,545,155 Ordinary Shares that were previously registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A